SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Reported: January 9, 2008
Date of Submission: January 14, 2008

INTEGRATED MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

33-119586	76-0600966
(Commission File Number)	(IRS Employer Identification Number)

William L. Sklar
President
Integrated Media Holdings, Inc.
1200 Westheimer, Ste 340
Houston, TX 77077
(Address of principal executive offices)

281-600-6000
(Registrant’s telephone number, including area code)

Item 5.02. - Departure of Directors and Officers; Election of Directors

On January 9, 2008, Paul D Hamm and Jerry Dunlap submitted their resignation as officers and directors of Integrated Media Holdings, Inc. to become effective immediately. William L Sklar has been elected to serve as Director, President and Secretary of the Company until his successor is elected and qualified.

Item 8.01 – Other Events

On January 9, 2008 by unanimous consent of the board of directors of the Company it was resolved that IMHI relocate its corporate office to 12000 Westheimer Road, Ste 340, Houston, TX 77077.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED MEDIA HOLDINGS, INC.

Date: January 14, 2008	By: /s/ William L Sklar
Name: William L Sklar Title: President